                                                                   Exhibit 10.57

              AMENDED AND RESTATED PROFESSIONAL SERVICES AGREEMENT

        This Amended and Restated Professional Services Agreement, dated as of July 1, 2003, is made by and between CytRx Corporation ("CytRx"), The Kriegsman Group, an institutional division of Financial West Group ("TKG"), and Kriegsman Capital Group ("KCG") with reference to the following facts:

        A. TKG and KCG are wholly owned affiliates of Steven A. Kriegsman.

        B. Pursuant to an Agreement, dated February 11, 2002 between CytRx and KCG (the "Original Agreement"), TKG furnished certain office space ("Space") and professional services ("Services") to CytRx from July 16, 2002 through November 30, 2002 and CytRx made payments to KCG for such Space and Services, which payments were assigned by KCG to TKG.

        C. Pursuant to the Professional Services Agreement, dated as of January 29, 2003 (the "Prior Professional Services Agreement"), CytRx, TKG and KCG revised and restated the Prior Agreement to provide that the Space and Services are being provided by TKG to CytRx and to cover the payment to be made by CytRx to TKG for Space and Services to be provided to CytRx subsequent to November 30, 2002.

        D. CytRx, TKG and KCG wish to revise and restate the Prior Professional Services Agreement to provide for revised payments to be made by CytRx to TKG for Services and Space for the months of April, May and June 2003 and for the assignment of TKG's lease for the Space to CytRx.

        The parties hereby agree as follows:

        1. Payment for Prior Period. CytRx and TKG hereby agree that the total amount owing for Services provided by TKG during the period from April 1, 2003 through June 30, 2003 shall be $18,781.89, against which $10,819.50 had been previously paid by CytRx and the balance of which was paid on June 19, 2003. CytRx and TKG hereby agree that the total amount owing for Space provided by TKG during the period from April 1, 2003 through June 30, 2003 shall be $21,162.81, against which $8,427.60 had previously been paid by CytRx and the balance of which was paid on June 19, 2003. CytRx, TKG and KCG hereby agree that no other amounts are owing by CytRx to TKG and KCG for Services or Space for any period prior to July 1, 2003.

        2. Monthly Space and Services Payment. Commencing on December 1, 2002, TKG became responsible for providing the Space and Services to CytRx and KCG shall have no further rights or obligations with respect to providing the Space and Services under the Prior Professional Services Agreement or this Agreement. CytRx shall pay TKG a monthly amount (the "Monthly Payment"), which shall be paid on the 15th day of each such month, with the first payment having been made on December 15, 2002. The amount of the Monthly Payment shall be calculated based on the provision for each such month by TKG to CytRx of the following:

               (i) Space conforming to the specific space and percentage of usage used by CytRx, which for the period from April 1, 2003 through June 30, 2003 is as set forth in Exhibit A hereto.

               (ii) Services provided to CytRx by the TKG personnel listed in Exhibit B hereto which for the period from April 1, 2003 through June 30, 2003 were at the monthly salaries and in the percentages allocable to CytRx as set forth in Exhibit B hereto, which (except as to Carolyn French, who will become an employee of CytRx) are also the anticipated monthly salaries and percentage allowable to CytRx for the period commencing with July 1, 2003. The Services shall consist of the services described in Exhibit B. Personnel shall not be added to Exhibit B hereto or Services modified from those described in Exhibit B hereto without the prior written consent of CytRx.

               (iii) Effective as of July 1, 2003, Carolyn French shall become an employee of CytRx, with her employment by TKG ceasing as of June 30, 2003. CytRx shall pay her entire salary and any related payroll costs for all periods commencing with July 1, 2003. Commencing on February 1, 2003, TKG has been making a monthly payment to CytRx on the 15th day of each month based on the percentage usage by TKG of the time of Kathy Hernandez and shall make a monthly payment to CytRx on the 15th day of each month based on the percentage usage by TKG of the time of Carolyn French for the period commencing on July 1, 2003. The anticipated percentage of time spent on TKG matters and salary levels of Kathy Hernandez and Carolyn French for the period commencing with July 1, 2003 are as set forth in Exhibit B.

        Subject to Section 3, (i) the Monthly Payment by CytRx shall be $7,054.27 for July 2003 and for subsequent monthly periods, and (ii) the monthly payment by TKG to CytRx for the services of Kathy Hernandez and Carolyn French shall be $652.28 for July 2003 and for subsequent monthly periods.

        3. Future Adjustments to Monthly Payment. The Monthly Payment shall be reviewed by CytRx and TKG on a quarterly basis (with the next review to be made for the three-month period ending as of September 30, 2003) to make appropriate adjustments as shall be agreed to by CytRx and TKG to reflect changes in the rental rates paid by TKG for and percentage usage by CytRx of the Space and to salary levels of and percentage usage by CytRx of the TKG personnel providing the Services. The monthly payment to be made by TKG to CytRx for the services of Kathy Hernandez and Carolyn French shall also be reviewed by CytRx and TKG on a quarterly basis (with the first review to be made for the three-month period ending as of September 30, 2003) to make appropriate changes as shall be agreed to by CytRx and TKG to reflect changes in Ms. Hernandez's or Ms. French's salary level and the percentage usage of their time by TKG.

        4. Assignment of Lease. TKG shall use its commercially reasonable best efforts to assign its lease for the Space to CytRx, effective as of July 1, 2003 or as soon thereafter as reasonably practicable (the "Assignment Date"). The security deposit of TKG shall be replaced by an equivalent security deposit by CytRx, if agreed to by the lessor of the Space or CytRx shall promptly deliver to TKG any remaining portion of the TKG security deposit that CytRx receives from the lessor upon expiration or termination of the lease. Commencing on the Assignment Date, CytRx shall be responsible for making all lease payments for the Space and shall indemnify TKG for any rental obligations payable to the lessor for the Space for any period commencing on or after the Assignment Date. Commencing on the Assignment Date, TKG shall pay CytRx on the 15th day of each month for TKG's percentage usage of the Space, which initially shall be as set forth in Exhibit A hereto. CytRx and TKG shall review on a quarterly basis after the Assignment Date and make appropriate adjustments to the rental payment to be made by TKG to CytRx for the Space based on its percentage usage and the rental rates for the Space.

        5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same document. This Agreement may not be amended without the prior written consent of each of the parties hereto. Any amendment to this Agreement or increase in the amount of the Monthly Payment from the amounts specified in Section 2 shall require the approval of CytRx's Board of Directors. This Agreement may not be assigned or transferred by either party hereto without the consent of the other party hereto. Either party may terminate this Agreement at any time upon thirty days prior written notice without any further liability among the parties hereto, other than the accrued Monthly Amount (including any pro rata amount for a partial month) through the effective time of such termination. This Agreement shall terminate automatically and without any further action by the parties hereto upon the termination of Steven A. Kriegsman's employment with CytRx and CytRx shall have no further liability to TKG hereunder other than the accrued Monthly Payment through the date of such termination pursuant to its indemnification obligation pursuant to Section 4 and TKG shall have no further liability to CytRx hereunder other than the accrued monthly payments for Kathy Hernandez and Carolyn French and payments for Space after the Assignment Date through the date of such termination.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CYTRX CORPORATION                           KRIEGSMAN CAPITAL GROUP, LLC


By: /s/ M. Link                             By: /s/ Steven A. Kriegsman
   ----------------------------                ---------------------------------
   Max Link                                    Steven A. Kriegsman
   Chairman of the Board



THE KRIEGSMAN GROUP, An
Institutional Division of Financial West Group

By: /s/ Steven A. Kriegsman
   ----------------------------------
        Steven A. Kriegsman

                                    EXHIBIT A

                               CYTRX OFFICE SPACE

                         Square        % used by      Approximate Cytrx
                         footage         CytRx            footage
                         -------       ---------      -----------------
Steve office               210            95                200
Bookkeeper Office          195            100               195
Mark office                195            100               195
Board room                 210            95                200
Ed/Dave                    196            50                 98
Kathy                      120            100               120
Reception                  70             90                 63
Work area                  105            84                 88
Kitchen                    133            84                112
*Open area                 833            84                700
Vacant offices             489             0                 --

TOTAL AREA                2756            71%               1971


TKG MONTHLY RENT: **$9,935.59

CYTRX PORTION OF RENT SHOULD BE: $7,054.27

* includes walkways that are used for Cytrx but is not being included in the calculation

** includes $21.00 common area maintenance fee

CURRENT OFFICE SPACE USAGE

                                    EXHIBIT B

CytRx work performed April 1, 2003 thru June 30, 2003, and to continue to be performed until further notice to the Board.

                                                                                                   CYTRX PORTION
                TKG MONTHLY                                                          % WORK      APRIL 1 -- JUNE 30  CYTRX PORTION
EMPLOYEE           SALARY            CYTRX DUTIES                   TIME            FOR CYTRX           2003          JULY 1, 2003
--------        -----------          ------------                   ----            ---------    ------------------  -------------
David Haen       $ 3,105.00     Assists in identifying and        Continual            50%         $ 1,552.50        $ 1,552.50
                                structuring potential
                                business opportunities
                                (in-licensing, outlicensing,
                                M&A), researches current
                                healthcare transactions and
                                trends, helps with other
                                administrative duties for
                                Steve and CytRx employees and
                                consultants on an ongoing
                                basis

Kathy Hernandez                 Corporate Secretary of CytRx,       6.5%*            93.5%*
                                assist CEO (Total monthly
                                salary $5,833.33)

Carolyn French   $ 2,731.25     Answer phones, assist             Continual            90%         $ 2,458.13            0**
                                Corporate Secretary, assist
                                CEO, assemble investor
                                packages, edit press
                                releases, arrange travel
                                schedule

Ed Umali         $ 4,500.00     Assist Scientific Consultant      Continual            50%         $ 2,250.00        $ 2,250.00
                                with power point and other
                                presentations, assist
                                Financial Consultant with
                                payroll and invoices, assist
                                attorney with corporate
                                files, oversee Atlanta
                                facility, supervise Los
                                Angeles phones and
                                information systems,
                                organized CytRx files in
                                storage
                 ----------                                                                        ----------        ----------
                 $10,980.00                                                                        $ 6,260.63        $ 3,577.50


*  has been a full-time employee of CytRx Corporation since February 1, 2003.

** effective July 1, 2003 Carolyn French becomes a full-time employee of CytRx
   Corporation